UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022

BECTON, DICKINSON AND COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey 07417-1880

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 847-6800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B	BDXB	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
0.000% Notes due August 13, 2023	BDX23B	New York Stock Exchange
0.034% Notes due August 13, 2025	BDX25A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 5.03 below is incorporated herein by reference. The Preferred Shares (defined below) were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2022, Becton, Dickinson and Company (the “Company”) filed with the Secretary of State of the State of New Jersey a Certificate of Designation (the “Certificate of Designation”) of Series C Junior Participating Redeemable Preferred Stock (“Series C Preferred Stock”). The Certificate of Designation was adopted by resolution of the Company’s Board of Directors pursuant to the Restated Certificate of Incorporation of the Company, as amended (the “Charter”), which vests in the Company’s Board of Directors the authority to provide for the authorization and issuance of one or more series of preferred stock of the Company within the limitations and restrictions set forth in the Charter.

On March 17, 2022, the Company entered into an exchange agreement with each of (i) the Trust under the Becton, Dickinson and Company 1996 Directors’ Deferral Plan and (ii) Becton, Dickinson and Company Salary and Bonus Deferral Plan Trust for the BD Deferred Compensation and Retirement Benefit Restoration Plan (collectively, the “Exchange Parties”), pursuant to which the Company issued to each Exchange Party one share of Series C Preferred Stock (“Preferred Shares”) in exchange for each 100,000 shares of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) held by such Exchange Party (the “Exchange”). The Company issued an aggregate of 3.47883 Preferred Shares to the Exchange Parties in the Exchange. The Exchange is intended to ensure that the Exchange Parties do not receive shares of common stock, par value $0.01 per share, of Embecta Corp., which was formed to hold BD’s diabetes care business, in connection with the Company’s announced distribution of 100% of the outstanding Embecta Common Stock to BD shareholders (the “Spin-off Transaction”).

The Preferred Shares are redeemable, at the option of the Company, for shares of Embecta Common Stock at the redemption rate set forth in the Certificate of Designation. If the Company completes the distribution of Embecta Common Stock pursuant to the Spin-off Transaction, then the Preferred Shares will automatically be redeemed by the Company for a number of shares of Company Common Stock, at the redemption rate set forth in the Certificate of Designation. The Preferred Shares have such other powers, privileges, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as are set forth in the Certificate of Designation. The Certificate of Designation is attached hereto as Exhibit 3.1, and is incorporated herein by reference, and the foregoing summary of the Certificate of Designation and the Preferred Shares is qualified in its entirety by reference thereto.

Item 8.01	Other Events.

On March 21, 2022, the Company issued a press release announcing certain details of the proposed Spin-off Transaction, including information regarding “when-issued” trading of shares of Embecta Common Stock and “ex-distribution” trading of shares of Company Common Stock in connection with the proposed Spin-off Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designation of Series C Junior Participating Redeemable Preferred Stock.

99.1	Press Release of Becton, Dickinson and Company, dated March 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY

By:	/s/ Gary DeFazio
Gary DeFazio Senior Vice President and Corporate Secretary

Dated: March 21, 2022

4